EXHIBIT (J) UNDER FORM N-1A
                                            EXHIBIT (23) UNDER ITEM 601/REG. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated March 16, 2000, in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 2-75769) of Federated U.S. Government Securities Fund: 2-5 Years dated March 31, 2001.

                                                          /s/ Ernst & Young, LLP
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
March 23, 2001